Exhibit 99.1
ADVENTRX APPOINTS JACK LIEF AS DIRECTOR
SAN DIEGO — September 22, 2006 — ADVENTRX Pharmaceuticals, Inc. (Amex: ANX) today announced that Jack Lief, president and chief executive officer, and a founder and director, of Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), will join its board of directors. In connection with Mr. Lief’s appointment, ADVENTRX increased the size of its board from six to seven.
“Jack brings a wealth of experience and leadership within the biotechnology and pharmaceutical industries and we are delighted to welcome him to our board,” said Evan M. Levine, ADVENTRX chief executive officer. “We believe his unique perspective will be an important asset as we execute our clinical development and commercial strategies.”
“I’m very pleased to be appointed to the board of ADVENTRX,” commented Jack Lief, president and CEO of Arena. “I hope that as a member of the board I can leverage my knowledge and experience to help advance the development and commercialization of the company’s drug candidates, such as CoFactor®, which hold significant potential to provide patients with better treatment options.”
Mr. Lief is president and chief executive officer, and a founder and director, of Arena Pharmaceuticals, a clinical-stage biopharmaceutical company, since April 1997. For two years prior to founding Arena Pharmaceuticals, Mr. Lief served as a consultant to numerous biopharmaceutical organizations. From 1989 to 1994, Mr. Lief served as senior vice president, corporate development and secretary for Cephalon, Inc., a biopharmaceutical company. From 1983 to 1989, Mr. Lief served as director of business development and strategic planning for Alpha Therapeutic Corporation, a manufacturer of biological products. From 1972 until 1983, Mr. Lief worked at Abbott Laboratories, where his most recent title was head of international marketing research. Mr. Lief currently serves on several boards of directors, including Accumetrics, Inc., a developer and marketer of diagnostic tests, ReqMed Company, Ltd., a provider of partnering opportunities, R&D strategies and bio-venture funding, and TaiGen Biotechnology Co., Ltd., a biotechnology company. In addition, Mr. Lief is an executive board member for BIOCOM, a life science industry association representing more than 450 member companies in San Diego and Southern California. From March 2005 to March 2006, he served as chairman of BIOCOM. Mr. Lief earned a B.A. from Rutgers University and an M.S. in Psychology from Lehigh University.
About ADVENTRX
 ADVENTRX Pharmaceuticals is a biopharmaceutical research and development company focused on introducing treatments for cancer and infectious disease that surpass the performance and safety of existing drugs, by addressing significant problems such as drug metabolism, toxicity, bioavailability and resistance. More information can be found on ADVENTRX’s Web site at www.adventrx.com.
Forward Looking Statement
 ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors that, if they do not materialize or prove to be accurate, could cause ADVENTRX’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such forward-looking statements are made based on management’s current expectations and beliefs and should not be regarded as a statement or representation by ADVENTRX that any of its plans will be achieved on time or at all. The potential risks and uncertainties that could cause actual results to differ materially include, but are not limited to: successfully educating new directors and integrating new directors with existing directors and management; the risk that directors’ will undertake projects that divert their respective attention from ADVENTRX matters, or that may pose a conflict of interest with ADVENTRX; the risk that ADVENTRX will be unable to raise sufficient capital to fund the projects necessary to meet its anticipated or stated goals and milestones; the potential to attract a strategic partner and the terms of any related transaction; the ability to timely enroll subjects in ADVENTRX’s current and anticipated clinical trials; the results of pending clinical trials for CoFactor® or Adventrx’ other product candidates; the potential for CoFactor® and ADVENTRX’s other product candidates to receive regulatory approval for one or more indications on a timely basis or at all, and the uncertain process of seeking regulatory approval; other difficulties or delays in developing, testing, manufacturing and marketing of and obtaining regulatory approval for CoFactor® or ADVENTRX’s other product candidates; the market potential for fluoropyrimidine biomodulators and other target markets, and ADVENTRX’s ability to compete in those markets; unexpected adverse side effects or inadequate therapeutic efficacy of CoFactor® or ADVENTRX’s other products that could delay or prevent regulatory approval or commercialization, or that could result in recalls or product liability claims; the risk that preclinical results are not indicative of the success of subsequent clinical trials and that products will not perform as preclinical data suggests or as otherwise anticipated; the potential for regulatory authorities to require additional preclinical work or other clinical requirements to support regulatory filings; the scope and validity of patent protection for CoFactor® and ADVENTRX’s other product candidates; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at http://www.sec.gov.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. All forward-looking statements are qualified in their entirety by this cautionary statement and ADVENTRX assumes no obligation to revise or update any forward-looking statement, including as set forth in this press release, to reflect events or circumstances arising after the date on which it was made.
Contact:
ADVENTRX Pharmaceuticals
Andrea Lynn
858-552-0866